EMERGENT BIOSOLUTIONS ANNOUNCES PRELIMINARY 2017 FINANCIAL RESULTS AND PROVIDES 2018 FINANCIAL OUTLOOK

GAITHERSBURG, Md., January 8, 2018—Emergent BioSolutions Inc. (NYSE: EBS) today announced preliminary unaudited 2017 financial results and guidance for 2018.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions, said, "Our exceptional financial and operational performance in 2017 builds upon Emergent's history of growth and innovation, and demonstrates our ability to execute on a focused strategy that leverages our proven core competencies. We are excited about this momentum as we enter 2018, our 20th year in business, well-positioned for continued growth in pursuit of our 2020 growth plan goals."

PRELIMINARY FULL YEAR 2017 FINANCIAL RESULTS (Unaudited)

(in millions)	PRELIMINARY (As of 1/8/2018)	Previous Guidance (As of 11/2/2017)
Total Revenues	$555 to $560	$540 to $560
BioThrax®	~$286	$280 to $290
Pre-Tax Income	$113 to $117	NA
Net Income (1)	$80 to $84	$70 to $80
Adjusted Net Income (1) (2)	$92 to $96	$85 to $95
EBITDA (2)	$160 to $164	$150 to $160
Cash	~$180	NA

(1)	Reflects an estimated effective tax rate that includes the expected effects of the United States Tax Cuts and Jobs Act of 2017 on the company's 2017 income tax provision.
(2)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

Total Revenue
For the full year 2017, the company anticipates total revenue of $555 to $560 million, the midpoint of which represents a $69 million or 14% increase from 2016. This increase is due primarily to higher BioThrax® (Anthrax Vaccine Adsorbed) sales of approximately $286 million versus $237 million in 2016, as well as higher Other Product sales and CMO revenue, offset by lower Contract & Grant revenue.

Net Income (GAAP and Adjusted)
For the full year 2017, the company anticipates net income of $80 to $84 million, the midpoint of which represents a $20 million or 32% increase from 2016. Full year 2017 adjusted net income is anticipated to be $92 to $96 million, the midpoint of which represents a $17 million or 22% increase from 2016 (see "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table). The year-over-year increase reflects the impact of higher product sales and CMO services revenue, lower R&D and SG&A costs, and the positive impact of a lower estimated effective tax rate due largely to the absence in 2017 of certain 2016 items attributable to the August 2016 spin-off of Aptevo Therapeutics that negatively impacted the 2016 tax provision.

Cash and Cash Equivalents
For the full year 2017, the company anticipates cash and cash equivalents at year end of approximately $180 million, reflecting the impact of the following that occurred during the fourth quarter of 2017:
•	the closing of the acquisitions of ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) and raxibacumab; and
•	the purchase of shares of the company's common equity pursuant to the company's share buyback program.

Note
The preliminary 2017 financial results are subject to revision and will be finalized upon completion of the company's external audit, which is anticipated in late February 2018. Once the external audit is completed, the company may report financial results that could differ, and the differences could be material.

2018 FINANCIAL OUTLOOK
(in millions)	Full Year 2018 (Forecast as of 1/8/2018)
Total Revenues	$715 to $755
Pre-Tax Income	$120 to $140
Net Income (1)	$95 to $110
Adjusted Net Income (1) (2)	$110 to $125
EBITDA (2)	$175 to $190

(1)	Reflects an estimated effective tax rate that includes the expected effects of the United States Tax Cuts and Jobs Act of 2017 on the company's 2018 income tax provision.
(2)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

For the full year of 2018, the company outlook includes the impact of the following items:
•	continued deliveries of BioThrax to the Strategic National Stockpile (SNS) under our follow-on procurement contract with the Centers for Disease Control and Prevention (CDC);
•	deliveries of ACAM2000 to the SNS under the CDC procurement contract;
•	deliveries of raxibacumab to the SNS under the procurement contract with the Biomedical Advanced Research and Development Authority (BARDA);
•	domestic and international sales of the other medical countermeasures that comprise Other Product sales;
•	continued expansion of our CMO services business unit;
•	increased Contract & Grant revenue due to anticipated increased work related to development projects funded by the U.S. government;
•	increased investment in discretionary, development projects funded by the company targeting opportunities in medical countermeasures for emerging infectious diseases; and
•	anticipated reduced tax rate resulting from revisions to U.S. corporate tax laws.

The outlook for 2018 does not include estimates for potential new corporate development or other M&A transactions.

Q1 2018
For the first quarter of 2018, the company anticipates total revenues of $145 to $160 million.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND EBITDA
This press release contains two financial measures (Adjusted Net Income and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. The company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income to Adjusted Net Income

	Twelve Months Ended December 31,
($ in millions)	2018 (Forecast)	2017 (Estimated)	2016 (Actual)	Source
Net Income	$95.0 to$110.0	$80.0 to$84.0	$62.5	NA
Adjustments:
+ Acquisition-related costs (transaction & integration)	3.0	6.0	1.7	SG&A
+ Non-cash amortization charges	16.0	9.0	8.4	COGS, SG&A, Other Income
+ Impact of purchase accounting on inventory step-up	--	3.0	1.1	COGS
+ Restructuring and other	--	1.0	11.7	SG&A
Tax effect	(4.0)	(7.0)	(8.0)	NA
Total Adjustments	15.0	12.0	15.0	NA
Adjusted Net Income	$110.0 to$125.0	$92.0 to$96.0	$77.5	NA

Reconciliation of Net Income to EBITDA

	Twelve Months Ended December 31,
($ in millions)	2018 (Forecast)	2017 (Estimated)	2016 (Actual)	Source
Net Income	$95.0 to$110.0	$80.0 to$84.0	$62.5	NA
Adjustments:
+ Depreciation & Amortization	50.0	40.0	34.9	COGS, SG&A, R&D
+ Provision for Income Taxes	29.0	33.0	36.7	Income Taxes
+ Total Interest Expense	1.0	7.0	7.6	Other Income
Total Adjustments	80.0	80.0	79.2	NA
EBITDA	$175.0 to$190.0	$160.0 to$164.0	$141.7	NA

PRESENTATION WEBCAST
The company will provide an update on the current business and discuss preliminary 2017 financial results, the forecast and corporate goals for 2018, and long-term goals for 2020 during its presentation at the 36th Annual J.P. Morgan Healthcare Conference on January 9, 2018.

A live webcast of the presentation can be accessed through Emergent's website. Visit www.emergentbiosolutions.com and select the "Investors" section. An on-demand replay of the webcast can also be accessed in the investors section after the presentation has concluded.

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional, and naturally occurring public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our preliminary full year 2017 results, 2018 financial outlook, and any other statements containing the words "will," "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, discussions of the company's outlook, financial performance or financial condition, strategic goals, growth strategy, international market expansion, acquisition strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, product development timeline, Emergency Use Authorization (EUA) and the timing of other regulatory approvals are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including the completion of the company's external audit of 2017 financial results, the availability of funding and the exercise of options under our BioThrax and NuThrax contracts; appropriations for the procurement of our products; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the U.S. Food and Drug Administration within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to identify and acquire or in-license products or product candidates that satisfy our selection criteria; our ability to successfully integrate and develop the products or product candidates, programs, operations and personnel of any entities, businesses or products that we acquire, including our recently completed acquisitions of the ACAM2000 business from Sanofi and raxibacumab from GSK and the timing and receipt of required FDA approvals for actions contemplated in connection with our integration of these products; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; the results of regulatory inspections; the outcome of the class action lawsuit filed against us and possible other future material legal proceedings; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.
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Investor Contact Robert Burrows Vice President, Investor Relations (o) 240.631.3280; (m) 240.413.1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240.631.3391 kiefferl@ebsi.com